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America Counts on CPAs[SM]

LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 26, 2009, in this Registration Statement on the Form S-1/A of Goa Sweet Tours Ltd for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB + Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
November 9, 2009

2500 WILCREST DRIVE, SUITE 150 • HOUSTON, TEXAS 77042 • TEL: (713) 877-9944 • FAX: (713) 979-1735